WARREN  J.  SOLOSKI  Letterhead


     CONSENT  OF  COUNSEL


     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein.



       /s/  Warren  J.  Soloski
     Warren  J.  Soloski
     Special Counsel to GLOBAL TELEMEDIA INTERNATIONAL, INC.


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